Exhibit 99.1

McKESSON SELECTED BY DEPARTMENT OF VETERANS AFFAIRS AS

PRIME PHARMACEUTICAL SUPPLIER TO VA HEALTHCARE SYSTEM

SAN FRANCISCO, April 11, 2012 – McKesson Corporation (NYSE: MCK) announced today that it has been selected by the Department of Veterans Affairs (VA), which runs the nation’s largest integrated healthcare system, to continue as the VA’s prime pharmaceutical supplier. The two-year agreement calls for McKesson to supply all of the VA’s medical centers and outpatient clinics, as well as the VA’s Consolidated Mail Outpatient Pharmacies (CMOPs).

“We are extremely pleased to have been selected by the Department of Veterans Affairs to continue as its primary pharmaceutical supplier,” said John H. Hammergren, chairman and chief executive officer, McKesson Corporation. “Our track record for driving substantial financial efficiencies while exceeding service levels is why government and commercial customers continue to choose McKesson. We are confident in our ability to meet the VA’s growing needs over the term of our relationship, and in the process create significant value for the VA and for McKesson’s shareholders.”

As part of the contract award, McKesson will continue to supply pharmaceuticals to more than 700 locations, including more than 270 medical centers, as well as the VA’s seven CMOPs. The initial two-year contract includes options for up to three, two-year extensions.

“Over the past eight years, McKesson has partnered with the VA to serve the healthcare needs of America’s veterans,” said Paul Julian, executive vice president and group president, McKesson Corporation. “Together with the VA, we have leveraged innovative technology to improve patient service, while maintaining 99.998% order accuracy. Going forward, we will continue to provide innovative technologies, unparalleled service, and six sigma solutions, that will enhance the VA’s ability to serve our nation’s veterans and multiply the impact of tax payer dollars.”

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; implementation delay, malfunction or failure of internal information systems; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers;

the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; and changes in accounting principles generally accepted in the United States of America. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Shareholders are encouraged to review additional information about McKesson, including its SEC filings, which can be found on the Company’s investor website at www.mckesson.com.

About McKesson

McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

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Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

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